UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 15, 2006 (February 10, 2006)

LABARGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05761	73-0574586
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9900 Clayton Road
St. Louis, Missouri		63124
(Address of principal executive offices)		(Zip Code)

(314) 997-0800
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.          Entry into a Material Definitive Agreement.

               On February 10, 2006, LaBarge, Inc. (the “Company”) and LaBarge Electronics, Inc., a wholly-owned subsidiary of the Company, entered into the Third Amendment to Loan Agreement by and among the Company and LaBarge Electronics, Inc., as borrowers, U.S. Bank National Association and National City Bank of Pennsylvania, as lenders, and U.S. Bank National Association as agent for the lenders (the “Third Amendment”).  Among other things, the Third Amendment increases the aggregate amount available under the Company’s revolving credit facility from $20 million to $30 million.

               A copy of the Third Amendment is attached hereto as Exhibit 4.1.  The foregoing summary of the terms of such amendment is qualified in its entirety by reference to Exhibit 4.1.

Item 9.01.         Financial Statements and Exhibits.

       (d)    Exhibits.

Exhibit No.	Description of Exhibit

4.1

Third Amendment to Loan Agreement dated as of February 10, 2006, by and among LaBarge, Inc. and LaBarge Electronics, Inc., as borrowers, U.S. Bank National Association and National City Bank of Pennsylvania, as lenders, and U.S. Bank National Association as agent for the lenders.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 15, 20065

LABARGE, INC. (Registrant)

By:	/s/ Donald H. Nonnenkamp
Name:	Donald H. Nonnenkamp
Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

4.1

Third Amendment to Loan Agreement dated as of February 10, 2006, by and among LaBarge, Inc. and LaBarge Electronics, Inc., as borrowers, U.S. Bank National Association and National City Bank of Pennsylvania, as lenders, and U.S. Bank National Association as agent for the lenders.